Exhibit 99.2

SUMMIT WEST GROUP PROPERTIES

FINANCIAL STATEMENTS

DECEMBER 31, 2013, 2012 AND 2011

C O N T E N T S

Page

INDEPENDENT AUDITOR’S REPORT	1

FINANCIAL STATEMENTS

Statements of Direct Operating Revenues and Direct Operating Expenses	3

Notes to Statements of Direct Operating Revenues and Direct Operating Expenses	4

INDEPENDENT AUDITOR’S REPORT

To Summit West Resources LP

We have audited the accompanying Statements of Direct Operating Revenues and Direct Operating Expenses (the Statements) of Summit West Group Properties, as defined in Note 1 - Summary of Significant Accounting Policies, for the years ended December 31, 2013, 2012 and 2011, and the related notes.

Management’s Responsibility

Management is responsible for the preparation and fair presentation of the Statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Statements that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statements of Direct Operating Revenues and Direct Operating Expenses referred to above presents fairly, in all material respects the direct operating revenues and direct operating expenses of Summit West Group Properties, as defined in Note 1, for the years ended December 31, 2013, 2012 and 2011 in accordance with accounting principles generally accepted in the United States of America.

AN INDEPENDENT MEMBER OF BAKER TILLY INTERNATIONAL	WEAVER AND TIDWELL, L.L.P. CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS	400 WEST ILLINOIS, SUITE 1550, MIDLAND, TX 79701 P: 432.683.5226 F: 432.683.9182

Emphasis of Matter

The accompanying Statements reflect the direct revenues and direct operating expenses of Summit West Group Properties as described in Note 1 and are not intended to be a complete presentation of the financial position, results of operations, or cash flows of Summit West Group Properties.

/s/ WEAVER AND TIDWELL, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Midland, Texas

October 27, 2014

SUMMIT WEST GROUP PROPERTIES

STATEMENTS OF DIRECT OPERATING REVENUES

AND DIRECT OPERATING EXPENSES

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012, AND 2011

	2013	2012	2011
DIRECT OPERATING REVENUES	$45,048,164	$20,679,950	$5,868,744
DIRECT OPERATING EXPENSES	6,963,800	3,225,205	631,186

DIRECT OPERATING REVENUES IN EXCESS OF DIRECT OPERATING EXPENSES	$38,084,364	$17,454,745	$5,237,558

The Notes to Statements of Direct Operating Revenues and Direct Operating Expenses are an integral part of these statements.

SUMMIT WEST GROUP PROPERTIES

NOTES TO STATEMENTS OF DIRECT OPERATING REVENUES

AND DIRECT OPERATING EXPENSES

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

On July 25, 2014, Athlon Energy Inc. entered into a Purchase and Sale Agreement (the Agreement) with Summit West Resources LP (the Partnership) and other non-operated interest owners in the Echo IV Properties (Summit West Group Properties or Properties) operated by Summit Petroleum LLC (the Operator).  The aggregate purchase price, subject to adjustment as provided in the Agreement, consists of $209.3 million in cash.

The Properties subject to the Agreement include the Partnership’s and other interest owner’s respective working and net revenue interest in the Echo IV Properties which are located in Midland County, Texas.  The accompanying Statements of Direct Operating Revenues and Direct Operating Expenses (the Statements) have been derived from the Operator’s historical financial records of the Properties for the years ended December 31, 2013, 2012 and 2011.

The Statements are not intended to be a complete presentation of the results of operations of the Properties as it does not include general and administrative expenses, effects of derivative transactions, interest income or expense, depreciation, depletion, and amortization, any provision for income tax expenses, and other income and expense items not directly associated with direct operating revenues from natural gas, natural gas liquids, and crude oil.  Historical financial statements reflecting financial position, results of operations, and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not readily available on an individual property basis.  Accordingly, the accompanying Statements are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission (SEC) Regulation S-X.

Revenue Recognition

Revenues are recorded on the sales method of accounting for crude oil, natural gas, and natural gas liquids whereby direct operating revenues are recognized as the production is sold to purchasers at a fixed and determinable price, delivery has occurred, and title has transferred.  The amount of production sold may differ from the amount to which the Properties are entitled based on the Properties’ ownership interest.  The Properties had no imbalance asset or liability at December 31, 2013, 2012 or 2011.

SUMMIT WEST GROUP PROPERTIES

NOTES TO STATEMENTS OF DIRECT OPERATING REVENUES

AND DIRECT OPERATING EXPENSES

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — CONTINUED

Operating Expenses

Operating expenses are recognized when incurred and include amounts incurred to bring crude oil, natural gas, and natural gas liquids to the surface, gather, transport, field process, treat, and store same.  Operating expenses are reflected net of gathering, processing, and transportation revenues associated with the Properties.

Concentration of Credit Risk

Arrangements for crude oil, natural gas liquids, and natural gas sales are evidenced by signed contracts with determinable market prices and direct operating revenues are recorded when production is delivered.  A significant majority of the purchasers of these products have investment grade credit rating and material credit losses have been rare.

The Properties had revenues from one purchaser which accounted for over 85% of revenues during 2011, and 100% of revenues during 2012 and 2013.  This concentration of customers may impact the Properties’ overall business risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions.  The Partnership believes this risk is mitigated by the size, reputation, and nature of its purchaser.  All of the Properties’ revenues are from oil and natural gas production in Texas.  These concentrations may also impact the Properties by changes in the Texas region.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued new accounting guidance on revenue recognition on contracts with customers to transfer goods or services or on contracts for the transfer of nonfinancial assets. The new guidance requires that revenue recognition on contracts with customers depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance will be effective for fiscal years beginning after December 15, 2016. The Properties are evaluating the impact, if any, that the future adoption of this guidance will have on the Properties’ financial statements.

Use of Estimates

The preparation of the Statements in conformity with accounting principles generally accepted in the United States of America requires the Properties’ management to make estimates and assumptions that affect the reported amounts of direct operating revenues and direct operating expenses during the respective reporting periods.  Actual results may differ from estimates and assumptions used in the preparation of the Statements.

SUMMIT WEST GROUP PROPERTIES

NOTES TO STATEMENTS OF DIRECT OPERATING REVENUES

AND DIRECT OPERATING EXPENSES

NOTE 2.   SUBSEQUENT EVENTS

We are not aware of any events that have occurred subsequent to December 31, 2013 but before October 27, 2014, the date the Statements were available to be issued, that require consideration as adjustments to or disclosure in the Statements.

NOTE 3.   SUPPLEMENTAL OIL AND NATURAL GAS INFORMATION (UNAUDITED)

The following tables summarize the net ownership interest in the proved oil and natural gas reserves and the standardized measure of discounted future net cash flows related to the proved oil and natural gas reserves for the Properties. Natural gas volumes include natural gas liquids.

Proved reserves were estimated by qualified petroleum engineers of the Partnership using historical data and other information from the records of the third party seller of the Properties.

All information set forth herein relating to the proved reserves, including the estimated future net cash flows and present values, from that date, is taken or derived from the records of the third party seller of the Properties. The Properties are considered developed property and do not include any proved undeveloped property. These estimates were based upon review of historical production data and other geological, economic, ownership, and engineering data provided and related to the reserves.  No reports on these reserves have been filed with any federal agency.  In accordance with the SEC’s guidelines, estimates of proved reserves and the future net revenues from which present values are derived, are based on an unweighted 12-month average of the first-day-of-the-month price for the period, held constant throughout the life of the Properties.  Operating costs, development costs, and certain production-related taxes, which are based on current information and held constant, were deducted in arriving at estimated future net revenues.

SUMMIT WEST GROUP PROPERTIES

NOTES TO STATEMENTS OF DIRECT OPERATING REVENUES

AND DIRECT OPERATING EXPENSES

NOTE 3.   SUPPLEMENTAL OIL AND NATURAL GAS INFORMATION (UNAUDITED) - CONTINUED

The proved reserves, all from the Properties held within the United States, together with the changes therein are as follows for the products indicated:

	Natural Gas	Crude Oil	Total
	Mcf	Bbl	Mboe
Quantities of proved reserves:
Balance December 31, 2010	14,925,455	3,656,335	6,143,911
Production	(62,881)	(55,499)	(65,979)

Balance December 31, 2011	14,862,574	3,600,836	6,077,932
Production	(392,474)	(202,897)	(268,309)

Balance December 31, 2012	14,470,100	3,397,939	5,809,623
Production	(868,743)	(412,705)	(557,495)

Balance December 31, 2013	13,601,357	2,985,234	5,252,128

Standardized measure of discounted future net cash flows relating to proved reserves was as follows for the periods indicated:

	December 31,
	2013	2012	2011

Future cash inflows	$339,909,094	$370,443,480	$423,830,320
Future production costs	110,428,297	116,301,015	121,984,919
Future state taxes	2,379,364	2,593,104	2,966,812

Future net cash flows	227,101,433	251,549,361	298,878,589

10% discount for estimated timing of cash flows	(110,591,978)	(121,693,188)	(153,965,942)

Standardized measure of discounted future net cash flows	$116,509,455	$129,856,173	$144,912,647

SUMMIT WEST GROUP PROPERTIES

NOTES TO STATEMENTS OF DIRECT OPERATING REVENUES

AND DIRECT OPERATING EXPENSES

NOTE 3.   SUPPLEMENTAL OIL AND NATURAL GAS INFORMATION (UNAUDITED) — CONTINUED

Future cash inflows are computed by applying a 12-month average commodity price adjusted for location and quality differentials to year-end quantities of proved reserves, except in those instances where fixed and determinable price changes are provided by contractual arrangements at year-end.  Future development costs include future asset retirement costs.  Future production costs do not include any general and administrative expenses.  The standardized measure presented here does not include the effects of federal income taxes as the tax basis for the Properties is not applicable on a go-forward basis.  A discount factor of 10% was used to reflect the timing of future net cash flows.  The standardized measure of discounted future net cash flows is not intended to represent the replacement cost or fair value of the Properties.  The discounted future cash flow estimates do not include the effects of derivative instruments.  Average sales price per commodity follows:

	2013	2012	2011

Natural Gas per Mcf	$3.46	$2.51	$3.59
Crude Oil per Bbl	$92.43	$89.92	$93.24

The principal changes in standardized measure of discounted future net cash flows were as follows for the periods indicated:

	2013	2012	2011
Standardized measure of discounted future net cash flows - beginning of year	$129,856,173	$144,912,647	$128,382,930
Changes from:
Production, net of production costs	(38,084,365)	(17,454,745)	(5,237,559)
Net change in prices and production costs	13,556,689	(12,374,720)	21,739,464
Accretion of discount	13,105,097	14,621,660	12,364,246
Net change in taxes	101,085	109,152	(186,040)
Change in timing and other	(2,025,224)	42,179	(12,150,394)

Aggregate change in standardized measure of discounted future net cash flows	$116,509,455	$129,856,173	$144,912,647